 Exhibit 10.3

LOCKUP AGREEMENT

July 20, 2015

Ladies and Gentlemen:

Adaptive Flight, Inc., a Georgia corporation (“AFI”), and the shareholders of Adaptive Flight, Inc. identified in the Asset Purchase Agreement (collectively, the “Sellers”), have entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Drone Aviation Holding Corp., a Nevada corporation (the “Parent”) and Drone AFS Corp., a Nevada corporation (the “Buyer”), pursuant to which the Sellers have agreed to sell AFI’s assets to Buyer. The Purchase Price consists of a $200,000 cash payment and shares of the Parent’s common stock (“Common Stock”). The Common Stock issued as part of the purchase price are subject to this Lockup Agreement. Pursuant to its rights under the Asset Purchase Agreement, the Sellers designated the undersigned to be the beneficial owner of certain shares of the Common Stock identified in the signature block hereto (the “Subject Shares”). The undersigned understands that the Parent and the Buyer will proceed with the transactions contemplated by the Asset Purchase Agreement (the “Transactions”) in reliance on this Lockup Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

1. In recognition of the benefit that the Transactions will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Parent and Buyer, that, during the period beginning on the Closing Date of the Asset Purchase Agreement and ending twelve (12) months after such date (the “Lock-Up Period”), the undersigned will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any of the Subject Shares beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Subject Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any of the Subject Shares (each of the foregoing, a “Prohibited Sale”).

2. Notwithstanding the provisions of Section 1 hereof, the undersigned (and any transferee of the undersigned) may transfer any Subject Shares (i) by will or as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (iii) if such transfer occurs by operation of law, such as rules of descent and distribution or statutes governing the effects of a merger, (iv) to any member of the undersigned, or (v) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of any transferee of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Subject Shares subject to the provisions of this Lockup Agreement. In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of this Lockup Agreement for the balance of the Lockup Period. This Lockup Agreement shall not restrict the sale of the Subject Shares to the Parent or an Affiliate of the Parent.

3. This Lockup Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4. This Lockup Agreement will become a binding agreement among the undersigned as of the date hereof. This Lockup Agreement may be terminated by the mutual agreement of the Parent, the Buyer and the undersigned, and if not sooner terminated will terminate upon the expiration date of the Lockup Period. This Lockup Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Lockup Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

[Remainder of Page Intentionally Left Blank.]

2

Adaptive Flight, Inc.

/s/ Henrik B. Christophersen
	By:	Henrik B. Christophersen
	Title:	Chief Executive Officer
Common Stock subject to this Agreement: 6,000,000

ACCEPTED AND AGREED TO:

Drone Aviation Holding Corp.

/s/ Felicia Hess
By: Felicia Hess
Title: Chief Executive Officer and Director

[Signature Page to Lock-Up Agreement]

3